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                                                                 EXHIBIT 10.12
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                        MEMORANDUM OF LEAVE AND LICENCE
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This Memorandum of Leave and Licence made at Bangalore on this 15th day of
January, 1998 between:

1.  Sunil Wadhwani residing at 930 Osage Road, Pittsburgh PA 15243, U.S.A.
2.  Ashok Trivedi residing at 1446 Peterson Place, Pittsburgh PA 15241, U.S.A.

(hereinafter referred to as "the Licensors" which expression shall unless repugnant to its context shall mean and include their heirs, successors and assigns) of the One Part;

                                      and

Mascot Systems Private Limited a company incorporated under the Companies Act, 1956 and having Registered Office at No. 1, Main Road, Kalyana Mandapa Road, Jakkasandra Village, Begur Hobli, Sarjapur, Bangalore 560 034. (hereinafter referred to as "the Licensee" which expression shall include its successors and permitted assigns) of the Other Part.

WHEREAS the Licensors are the owners of office premises at 401 to 410 in the `C' Wing of the building known as Mittal Towers' located at Mahatma Gandhi Road, Bangalore 560 001

WHEREAS the Licensee is desirous of taking a portion of the said premises on leave and licence basis for use as software development center, more particularly described in the Schedule appended hereto (hereinafter referred to as "the said premises").

NOW THIS MEMORANDUM WITNESSETH AS UNDER:
1. The Licensee has been given a licence to make use of the said premises and more particularly described in the Schedule appended hereto.

2. The said license has been and shall be regarded as operative from Jan. 16, 1998 to February 28, 2008. The Licensee has agreed to and shall continue to pay license fee in the sum of Rs. 1,00,000 (Rupees One lakh only) per month or such License fee as may be mutually agreed from time to time pursuant to the review as set out in clause 4 below. The said sum shall be paid in advance, by the Licensee to the Licensors regularly on 1st day of every English calendar month.

3. Both the Licensors are equal owners of the said premises and the Licensee shall pay the monthly licence fee of Rs. 1,00,000/- or such license fee as may be mutually agreed from time to time pursuant to clause 4 below in equal proportion to both the Licensors by drawing a cheque or demand draft of Rs. 50,000 (Rupees Fifty thousand only) or one half of the total license fee as determined pursuant to clause 4 in the name of each of the Licensor.

4. The License fees shall be reviewed in March each year beginning from March, 1999. Pursuant to such review, the license fee may be revised from time to time as mutually agreed in writing by the Licensor and the Licensee. The license fee as most recently agreed shall always be in force and the Licensee shall pay the Licensor such license fee as provided herein.
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5.  The Licensee shall pay all charges in respect of water, electricity, power, maintenance, sanitation, security and all other running and maintenance expenses in respect of the use of the said presmises. The property tax and other public dues in respect of the said premises shall be paid by the Licensors.

6. Upon execution of this Memorandum by the Licensor and the Licensee, the Licensee shall be entitled to commence work relating to interior office infrastructure such as furniture, fixtures, lighting, airconditioning etc. and for this purpose the Licensee can use the said premises from the date hereof.

7. The licence is personal to the Licensee and the Licensee shall have no right to sub-let, transfer or part with the possession or occupation of the said premises or any part thereof in any manner and shall not have any right to allow anyone else to make use of the licence given to it by the Licensors.

8. At all times during the continuance of the licence, the Licensee shall keep the premises in good and substantial and tenantable repair, and all charges for doing so shall be borne by the Licensee. If however, there are any major structural repairs or any reconstruction required by reason of any portion falling down, or being in danger of falling down, the Licensors shall effect such repairs or make reconstruction at their own cost.

9. The license is given only for carrying out bonafide business activities of the Licensee. The Licensee shall make use of the said premises carefully and always keep them neat and clean and all cost for doing so shall be borne by the Licensee. The Licensee shall not do or cause to be done any act or thing which may be unlawful or may amount to nuisance or annoyance, waste or damage to the said premises. If any such damage is, however, caused to the premises, the same shall be repaired by the Licensee at its cost.

10. If the Licensee is desirous of making at its own cost any alterations or constructions in temporary or permanent structure of constructions in the said premises to meet or suit its needs it may do so with prior written consent of the Licensors provided there is no permanent damage to the existing premises.

    Licensors shall not be required to spend any amount in respect of such alterations or reconstructions and the Licensee shall not be entitled to claim any compensation for such expenses incurred by the Licensee for such alterations or constructions.

11. The Licensors shall not be liable to the Licensee for any loss or damage caused to any goods or machinery of the Licensee or the life or property or invitees in or out of such premises or an the passage permitted to be used at any time by reason of theft, fire, riot, leakage of water or any act of God or by any reason whatsoever.

12. In case of any default by the Licensee to abide by terms and conditions of this lecence including failure to pay the Licence Fee, the Licensors shall be entitled to give the Licensee a notice of their intention to revoke the Licence on the expiry of fifteen days from the date of such notice. If the Licensee fails to remedy the default within the said period of fifteen days the licence shall be terminated forthwith on the expiry of the said fifteen days.

13. Nothing contained herein shall create or shall be construed to create any tenancy right or any interest, estate or rights in respect of the said premises and the said premises shall continue to be and shall be deemed to continue to remain in the possession of the Licensors.

14. The Licensee shall be terminated at the end of 28th day of February, 2008. However, the Licensors may terminate the licence earlier by giving notice
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     of termination to the Licensee of not less than one hundred and twenty
     (120) days.

15. The Licensors or their authorised representatives shall at all times during continuance of the license be entitled to inspection of the said premises.

16. If at any time, the Licensee is ordered to be wound up under the orders of a competent court or authority or by passing a resolution for winding up or permanently closes its business or if any receiver is appointed to take possession of its properties, the licence shall come to an end forthwith automatically and the Licensors shall be entitled to forthwith receive the vacant and peaceful possession of the said premises.

17. In the event of determination or revocation of the licence for any reason whatsoever, the Licensee shall forthwith hand over to the Licensors the vacant and peaceful possession of the said premises and the Licensee shall not be entitled to continue to make use of the said premises and shall cease to make use of the said premises forthwith without raising any dispute and shall remove all its goods, machineries and other properties from the premises and no employee or servant or any agent or representative of the Licensee shall enter the said premises and the Licensors shall be free to restain the Licensee and its servants and employees, agents or representative from entering the said premises and making any use thereof and the Licensors shall also be entitled to remove from the said premises any goods or machineries of the Licensee lying in or upon the said premises if need be without resource to a court of law, and without incurring any liability whatsoever for any claim or compensation. Upon such determination or revocation the Licensee shall pay all outstanding charges for water, electricity etc as is referred to in clause 4 hereof and the Licensors shall be entitled to recover from the Licensee all such charges remaining unpaid by the Licensee.

18. This Memorandum of Leave and Licence shall supersede all earlier understandings, written or otherwise, between the Licensors and Licensee with respect to the license of the said premises.

19. The Licensors agree that they will give the Licensee the option to take additional space in the building known as "Mac Commerce Park" on leave and license any other party on terms which shall not be unfavourable the Licensors than those that could be acceptable to such other party.


                                    SCHEDULE

Office premises on the fourth floor bearing numbers 401 to 410 admeasuring in all about 4,500 square feet of built up area out of a total of about 4750 square feet of built up area at Mittal Towers, `C' Wing, 47/6 Mahatma Gandhi Road, Bangalore 560 001

IN WITNESS WHEREOF the Licensors and Licensee have signed and sealed this Memorandum the day and year first written.


SIGNED, SEALED AND DELIVERED    )


By the Licensors
(1)  Sunil Wadhwani             )  /s/ Sunil Wadhwani
(2)  Ashok Trivedi              )  /s/ Ashok Trivedi
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SIGNED, SEALED AND DELIVERED    )
By the Licensee                 )
Mascot Systems Private Limited
By its Managing Director
Mr. Shekar Sivasubramanian      )  /s/ Shekar Sivasubramanian